Exhibit 99.1

WFS FINANCIAL INC

CERTIFICATION OF CEO

In connection with the Quarterly Report of WFS Financial Inc (the “Company”) on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Executive Officer of the Company, hereby certifies, to the best of his knowledge and belief and pursuant to 18 U.S.C., Chapter 63, Section 1350, as adopted pursuant to Section 906 of the Sarbanes–Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

The foregoing Certification is incorporated solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

WFS FINANCIAL INC

/s/ Thomas A. Wolfe Thomas A. Wolfe President and Chief Executive Officer